UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2021

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15231 Laguna Canyon Road, Suite 250, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2021 Executive Compensation Program

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The New Home Company Inc. (the “Company”), in consultation with its independent compensation consultant, Semler Brossy Consulting Group, engaged in a review of its executive compensation program on February 8, 2021.

2021 Long Term Cash Incentive Program

On February 8, 2021, the Committee approved a long-term cash incentive program based on the achievement of pre-established long term financial goals for 2021 and 2022.  In connection with establishing the 2021 long-term incentive program, the Committee approved a form of Cash Performance Award Agreement pursuant to which performance awards (“Performance Awards”) were granted to the executive officers. Pursuant to the Cash Performance Award Agreement, each participant is eligible to vest in and receive an amount of cash equal to 0%-150% of the target performance cash award set forth in the table below (“Target Performance Award”), based on the achievement of average return on equity and average return on invested capital goals (each weighted at 50%) (the “Performance Goals”) during a two-year performance period commencing on January 1, 2021 and ending on December 31, 2022.  The Target Performance Award for each executive officer is set forth in the table below:

Name and Title	Dollar Value of Target Performance Award
H. Lawrence Webb, Executive Chairman	$300,000
Leonard Miller, President and Chief Executive Officer	$437,500
John M. Stephens, Executive Vice President and Chief Financial Officer	$264,000

One-half of the earned portion of the Performance Award will vest on the last day of the performance period (i.e., December 31, 2022) and the remaining earned portion will vest on the first anniversary thereof (i.e., December 31, 2023), subject to the executive’s continued service (except as described below). Except as set forth below, any portion of the Performance Award that remains unvested as of the date on which an executive’s employment terminates, and any portion of the Performance Award that does not vest as a result of the failure to achieve the applicable performance goals, will be forfeited.

If the executive experiences a termination of employment without “cause” or for “good reason” or due to death or disability during the performance period, then the executive will vest in the Target Performance Award, pro-rated based on the amount of time the executive was employed over the performance period. If any such termination occurs following the performance period, the executive will vest in a pro-rated portion of the earned Performance Award that remains unvested as of the termination date.

In addition, if the executive’s employment is terminated due to his “retirement” during the performance period, then the Performance Award will remain outstanding and eligible to vest based on the achievement of performance goals over the performance period and will be pro-rated based on the amount of time the executive was employed over the performance period. If a change in control occurs following the executive’s retirement, then the pro-ration will be applied to the Target Performance Award. If the executive’s employment is terminated due to his “retirement” after the performance period, the executive will vest in a pro-rated portion of the earned Performance Award that remains unvested as of his retirement.

In addition, if the Company undergoes a change in control during the performance period and the award is not assumed, then the Target Performance Award will vest in full.  In the event the Performance Award is assumed in connection with a change in control, then the Target Performance Award will be earned and will remain outstanding to vest as to 50% on each of (i) the last day of the performance period and (ii) the first anniversary of the last day of the performance period, subject in each case to executive’s continued service. If the Company undergoes a change in control after the performance period and the Performance Award is not assumed, the executive will vest in the portion of the Performance Award that remains unvested as of such change in control.

The foregoing summary is qualified in its entirety by reference to the form of Cash Performance Award Agreement, which is filed as Exhibit 10.1 to this Form 8-K, and are incorporated herein by reference.

Base Salaries

The Committee also approved increases in the annual base salary for Mr. Miller from $600,000 to $700,000 and for Mr. Stephens from $550,000 to $600,000, in each case, effective as of February 13, 2021.

2021 Annual Cash Incentive Plan

In addition, the Committee approved the 2021 target cash bonuses for each executive officer under The New Home Company Inc. Executive Incentive Compensation Plan as set forth below:

Name and Title	Target Bonus	Target Bonus as Percentage of 2021 Base Salary
H. Lawrence Webb, Executive Chairman	$550,000	122%
Leonard Miller, President and Chief Executive Officer	$1,050,000	150%
John Stephens, Executive Vice President and Chief Financial Officer	$600,000	100%

              2020 Annual Cash Incentive Program

On February 8, 2021, the Committee approved cash bonuses under its 2020 Annual Cash Incentive Program (“ACIP”) for executive officers under The New Home Company Inc. Executive Incentive Compensation Plan. For the 2020 year, the annual cash incentive was based on achievement of a pre-established “score card” which includes targets for the following key strategic measures for 2020: homebuilding revenue, gross margin, pretax income, SG&A rate, and specific strategic business objectives, which were each given a 20% weighting, all while maintaining a certain maximum net debt-to-capital ratio. In addition, at the time the 2020 ACIP was approved, the Committee determined to fund the 2020 ACIP at 50% of each executive’s target bonus amount for target levels of performance, with the discretion to adjust upward or downward based on performance relative to the score card targets and achievement of strategic objectives, with a maximum payment of 100% of target bonuses.

As a result of the unprecedented COVID-19 pandemic, starting in mid-March of 2020, management took immediate action to preserve capital, including halting construction of existing speculative homes under construction and placing a moratorium on all new construction starts as well as cutting selling, general and administrative overhead expenses. In addition, as capital preservation became a top priority for the Board and management during the first and second quarters of 2020, the Company made strategic decisions to (i) liquidate the remaining developable lots in a land development joint venture in Northern California which resulted in a $20.0 million other-than-temporary impairment charge in the 2020 second quarter, (ii) cease further development at a wholly owned community in Scottsdale, Arizona resulting in a $14.0 million project abandonment charge during the 2020 first quarter, and (iii) exit a land development joint venture in Southern California which resulted in a $2.3 million other-than-temporary impairment charge in the 2020 first quarter. By not continuing with these projects, the Company avoided capital outlays to help preserve capital for the future and will be able to seek valuable federal tax refunds due to the passage of the Coronavirus Relief and Economic Security Act ("CARES Act").

These actions were necessary to ensure business continuity amid great economic uncertainty and to allow the Company to take advantage of valuable tax refunds, but the impairments taken during 2020 year effectively made it impossible for management to achieve its pretax income target. Similarly, because a large proportion of the Company’s homes that deliver within any fiscal year are started during the same approximate period that the Company took defensive actions to limit new construction starts, the revenue and SG&A targets were also very challenging to meet.  The Committee considered the fact that if construction activity had been normalized during the first and second quarters of 2020 based on historical patterns, the Company would have achieved both such targets. The Committee determined that the Company had met both its gross margin and strategic business objective targets (which, in the latter case, included the successful extension of its bank line and refinance of its senior notes, as well as its sale of the remaining assets of its large land development joint venture in Northern California).

In exercising its discretion, the Committee considered, among other things, that the performance criteria used to set the 2020 ACIP targets were established before the onset of the COVID-19 pandemic, which significantly disrupted the Company’s business and required correspondingly significant adjustments to the Company’s operations. In addition, as events associated with the pandemic unfolded, management took decisive action to respond to the disruption, first by promoting the safety and welfare of the Company's workforce by imposing travel restrictions, work-from-home requirements for certain employees, and safety and preventative measures at the Company’s jobsites and sales offices, and then by taking measures to assure the Company's ongoing liquidity and financial stability through financing activities, cash preservation initiatives, capital expense reductions, and cost control measures, some of which are referenced above. These actions helped to advance the Company’s long-term performance and positioned the Company to achieve better results in the latter half of 2020 and into 2021.

Based on the above considerations, the Committee approved the cash bonuses for 2020 performance set forth in the table below (shown alongside the target bonus at both 50% and 100% funding).

Name and Title	2020 Target Bonus (100% Funding)	2020 Target Bonus (50% Funding)	2020 Approved Bonus Payout
H. Lawrence Webb, Executive Chairman	$550,000	$275,000	$300,000
Leonard Miller, President and Chief Executive Officer	$720,000	$360,000	$480,000
John Stephens, Executive Vice President and Chief Financial Officer	$550,000	$275,000	$395,000

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of The New Home Company Inc. 2016 Incentive Award Plan Cash Performance Award Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2021

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

10.1	Form of The New Home Company Inc. 2016 Incentive Award Plan Cash Performance Award Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.